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Exhibit 5.1

September 16, 2009

VIVUS, Inc.
1172 Castro Street
Mountain View, CA 94040

  Re:
  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to VIVUS, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an indeterminate number of shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"). The Shares are being registered for offering and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Securities Act Rules").

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of such shares of Common Stock is not less than the par value of the Common Stock, and that, prior to any offering and sale of the Shares, the Company's board of directors (the "Board"), including any appropriate committee appointed thereby, will duly authorize the price at which the Shares are to be issued and sold.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, with respect to any offering of the Shares, provided that (i) the Registration Statement, as finally amended, has become effective; (ii) an appropriate prospectus supplement with respect to the Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Shares and related matters; and (iv) the issuance and sale of the Shares do not violate the operative certificate of incorporation or bylaws of the Company, then the Shares, when issued and sold in accordance with any duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the prospectus and any applicable prospectus supplement and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,
/s/ WILSON SONSINI GOODRICH & ROSATI WILSON SONSINI GOODRICH & ROSATI Professional Corporation

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  Exhibit 5.1